First Quarter 2026 Results February 10, 2026

Non-GAAP Financial Measures Vestis reports its financial results in accordance with U.S. GAAP, but in this presentation and the non-GAAP reconciliations that follow, Vestis also uses the following non-GAAP measures: Adjusted Basic Earnings Per Share (“EPS”), Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Free Cash Flow, Adjusted Free Cash Flow, Net Debt, Net Leverage Ratio, Operating Leverage, Trailing Twelve Months Covenant Adjusted EBITDA, Adjusted Operating Expenses, Operating Working Capital, Cost per Pound and Return on Working Capital. Vestis believes that non-GAAP financial measures, when considered together with the corresponding U.S. GAAP financial measure, provide useful supplemental information to investors. Certain adjustment-based measures exclude items that management believes may not be indicative of or are unrelated to Vestis’ core operating results. Vestis uses these non-GAAP financial measures with U.S. GAAP financial measures and other operating data to assist in the evaluation of its operating performance. Vestis believes that presentation of these measures also helps investors because the measures enable better comparisons of Vestis’ historical results and allow investors to evaluate Vestis’ performance based on the same metrics that Vestis uses to evaluate its performance and trends in its results. However, these measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Vestis’ results as reported under U.S. GAAP. Specifically, you should not consider these measures as alternatives to revenue, operating income, operating expenses, net income (loss), net income margin or net cash provided by operating activities determined in accordance with U.S. GAAP. These non-GAAP financial measures also should not be considered as measures of cash available to Vestis to invest in the growth of Vestis’ business or cash that will be available to Vestis to meet its obligations. Non-GAAP financial measures as presented by Vestis may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations. Reconciliations of non-GAAP financial measures to the most directly comparable U.S. GAAP measures are provided in the tables at the end of this presentation. Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the securities laws. All statements that reflect our expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to discussions of future operations and financial performance and statements regarding our strategy for growth, future product development, regulatory approvals, competitive position and expenditures. In some cases, forward-looking statements can be identified by words such as “potential,” “outlook,” “guidance,” “anticipate,” “continue,” “estimate,” “expect,” “will,” and “believe,” and other words and terms of similar meaning or the negative versions of such words. Examples of forward-looking statements in this release include, but are not limited to, statements regarding: the potential effects of our comprehensive actions to enhance both our commercial and operational processes, and our expectations regarding our fiscal year 2026 performance outlook. These forward-looking statements are subject to risks and uncertainties that may change at any time, and actual results or outcomes may differ materially from those that we expected. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict including, but not limited to: unfavorable macroeconomic conditions including as a result of government shutdowns, inflationary pressures and higher interest rates; the failure to retain current customers, renew existing customer contracts and obtain new customer contracts, which could result in continued stock volatility and potential future goodwill impairment charges; competition in our industry; our ability to comply with certain financial ratios, tests and covenants in our credit agreement, including the Net Leverage Ratio; our significant indebtedness and ability to meet debt obligations and our reliance on an accounts receivable securitization facility; our ability to successfully execute or achieve the expected benefits of our business transformation and restructuring plan and other measures we may take in the future; increases in fuel and energy costs and other supply chain challenges and disruptions, including as a result of military conflicts in Ukraine and the Middle East; implementation of new or increased tariffs and ongoing changes in U.S. and foreign government trade policies, including potential modifications to existing trade agreements and retaliatory measures by foreign governments; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our support services contracts; a determination by our customers to reduce their outsourcing or use of preferred vendors; the outcome of legal proceedings to which we are or may become subject, including securities litigation claims that could result in significant legal expenses and settlement and damage awards; risks associated with suppliers from whom our products are sourced; challenge of contracts by our customers; currency risks and other risks associated with international operations, including compliance with a broad range of laws and regulations, including the United States Foreign Corrupt Practices Act; increases in labor costs or inability to hire and retain key or sufficient qualified personnel; continued or further unionization of our workforce; our expansion strategy and our ability to successfully integrate the businesses we acquire and costs and timing related thereto; natural disasters, global calamities, climate change, civil or political unrest, terrorist attacks, pandemics or other public health crises, and other adverse incidents; liability resulting from our participation in multiemployer-defined benefit pension plans; liability associated with noncompliance with applicable law or other governmental regulations; laws and governmental regulations including those relating to the environment, wage and hour and government contracting; unanticipated changes in tax law; new interpretations of or changes in the enforcement of the government regulatory framework; a cybersecurity incident or other disruptions in the availability of our computer systems or privacy breaches; stakeholder expectations relating to environmental, social and governance (“ESG”) considerations which may expose us to liabilities and other adverse effects on our business; any failure by Aramark to perform its obligations under the various separation agreements entered into in connection with the separation; and a determination by the IRS that the distribution or certain related transactions are taxable. The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the Company’s filings with the Securities and Exchange Commission (“SEC”), including “Item 1A-Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in “Item 1A-Risk Factors” of Part II in subsequently-filed Quarterly Reports on Form 10-Q, which are available on the SEC’s website at www.sec.gov. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law. This presentation and the remarks made during the associated conference call are integrally related and are intended to be presented and understood together. Notes to Investors ©2025 Vestis. All rights reserved. 2

First Quarter 2026 Executive Summary ©2025 Vestis. All rights reserved. 3 ▶ First quarter results reflect a solid start to our Fiscal 2026 ▶ Revenue of $663 million on consistent total volume1 ▶ Adjusted EBITDA2 of $70.4 million ▶ Free Cash Flow2 of $28.3 million ▶ Adjusted Free Cash Flow2 of $42.9 million ▶ Adjusted EPS2 of $0.10 per diluted share ▶ Available liquidity2 of $317 million ▶ Meaningful progress advancing our operational excellence priorities ▶ Improvements in cost to serve ▶ 7% improvement1 in plant productivity ▶ 3% improvement1 in on-time deliveries ▶ 12% reduction1 in customer complaints ▶ Commercially focused on improving revenue quality ▶ Investment in customer and product profitability tools to accelerate strategic pricing model ▶ Driving a more favorable product sales mix ▶ Focused on better customer penetration ▶ Reaffirming Fiscal Year 2026 Outlook ▶ Revenue flat to down 2% versus FY 2025 revenue on a 52-week basis ▶ Adjusted EBITDA2 in the range of $285 million to $315 million ▶ Free Cash Flow2 in the range of $50 million to $60 million ▶ Quarterly sequential Adjusted EBITDA2 growth of ~5% starting with Q2’26 1) When measured as pounds processed by our facilities compared to the first fiscal quarter of 2025 2) See Appendix for non-GAAP financial measure reconciliations and information regarding operational metrics definitions and calculations

1Q 2026 Financial Summary

Revenue
$s in Millions

F1Q25	F1Q26
$684	$663

Adjusted EBITDA[1]
$s in Millions & % of Revenue

F1Q25	F1Q26
$81 *11.9%*	$70 *10.6%*

Adjusted Free Cash Flow[1]
$s in Millions

F1Q25	F1Q26
$(11)	$43

Adjusted Diluted EPS[1]
$s in Dollars

F1Q25	F1Q26
$0.14	$0.10

- **Revenue of $663.4 million**
  - A decrease of $20.4 million year over year or 3.0%
  - Consistent total volume[2]
  - Rental revenue decreased $17.9 million
  - Direct sales decreased $2.7 million
  - Benefit from foreign exchange on currency of $0.2 million
- **Adjusted EBITDA[1] of $70.4 million, or 10.6% of revenue**
  - Decline of $10.8 million year over year or 13.3%
  - Improvements in adjusted operating expenses[1] resulting from strategic business transformation
  - Increased sequentially compared to the fourth quarter of fiscal 2025, when adjusted EBITDA[1] was $64.6 million, or 9.1% of revenue
- **Free Cash Flow[1] of $28.3 million and Adjusted Free Cash Flow[1] of $42.9 million**
  - Free Cash Flow[1] improvement of $39.3 million year over year
  - Includes $12.7 million of working capital contributions
  - Adjusted Free Cash Flow[1] excludes $14.6 million of business transformation cash payments
  - Total available liquidity of $316.7 million including $41.5 million cash and cash equivalents on hand as of January 2, 2026
- **Adjusted Diluted EPS[1] of $0.10 per share**

vestis

1) See Appendix for non-GAAP financial measure reconciliations and information regarding operational metrics definitions and calculations
2) When measured as pounds processed by our facilities

©2025 Vestis. All rights reserved. 4

1Q 2026 Revenue Reconciliation

$s in Millions



$683.8
$(17.9)
$(2.7)
$0.2
$663.4
F1Q25 Revenue
Rental Revenue
Direct Sales
Foreign Exchange
F1Q26 Revenue

- First quarter revenue down 3% over prior year on flat total volume[2], business retention of 91.2%[3]
- To measure volume, we calculate the weight in pounds of uniforms and workplace supplies processed through our market centers
- Revenue dollar product mix remained stable while volume product mix shifted from uniforms to workplace supplies, including linen and linen-adjacent products such as towels and aprons, with lower revenue per pound
- Revenue per pound[1] decline of $0.04 cents on product mix shift and pre-transformation commercial practices which equates to roughly $20 million of revenue decline vestis

1) See Appendix for non-GAAP financial measure reconciliations and information regarding operational metrics definitions and calculations
2) When measured as pounds processed by our facilities
3) See slide 15 for our definition of business retention

©2025 Vestis. All rights reserved. 5

1Q 2026 Adjusted EBITDA[1] Reconciliation

$s in Millions



$81.2
$(20.4)
$3.0
$0.9
$5.7
$70.4
F1Q25 Adj. EBITDA[1]
Revenue
Cost of Service
SG&A (Reported)
Net Addbacks
F1Q26 Adj. EBITDA[1]

- Cost of service improvement driven by lower merchandise and delivery costs offset by higher plant cost due to product mix shift with a 3.7% improvement in our average weekly plant costs in December when compared to November
- Cost per pound[1] improvement of $0.02 per pound on flat volume over prior year
- SG&A (reported) improvement of $0.9 million on lower headcount and transformation initiatives
- F1Q26 SG&A was impacted by approximately $7.8 million in third-party support costs and $5.5 million in severance related to our strategic business transformation vestis

1) See Appendix for non-GAAP financial measure reconciliations and information regarding operational metrics definitions and calculations

©2025 Vestis. All rights reserved. 6

1Q 2026 Revenue Metrics

Revenue
$s in Millions

F1Q25	F1Q26	*Change*
$684	**$663**	*(3)%*

Volume[1]
In Millions of Pounds

F1Q25	F1Q26	
486	**485**	*flat*

Revenue per Pound[2]
$s in Dollars

F1Q25	F1Q26	
$1.41	**$1.37**	*$0.04/(3)%*

Revenue Dollar Product Mix Concentration F1Q26[3]
% of Revenue $s

Uniforms	Workplace Supplies (Includes Linen)	
38%	**62%**	*+1% Workplace Supplies versus F1Q25*

Product Mix Volume Shift F1Q25 to F1Q26
% of Pounds processed by our facilities

Uniforms	Workplace Supplies	Linen
(2)%	*Flat Overall With Shifting Among Sub-Categories*	**7%**

- First quarter revenue down 3% over prior year on flat total volume[1]
- Revenue dollar product mix remained stable while volume product mix shifted within workplace supplies to more linen and linen-adjacent products such as towels and aprons with lower revenue per pound
- Revenue per pound[2] decline of $0.04 cents on product mix shift and pre-transformation commercial practices which equates to roughly $20 million of revenue decline vestis

1) When measured as pounds processed by our facilities
2) See Appendix for non-GAAP financial measure reconciliations and information regarding operational metrics definitions and calculations
3) See *Note 5. Revenue* in our F1Q26 10-Q for more information

©2025 Vestis. All rights reserved. 7

1Q 2026 Cost and Operating Leverage Metrics

Adjusted Operating Expenses[1]
$s in Millions

	F1Q25	F1Q26	*Change*
Adjusted Operating Expenses	$603	$593	*(2)%*

Volume[2]
In Millions of Pounds

	F1Q25	F1Q26	*Change*
Volume	486	485	*flat*

Cost per Pound[1]
$s in Dollars

	F1Q25	F1Q26	*Change*
Cost per Pound	$1.24	$1.22	*$0.02/(1)%*

Operating Leverage[1]
$s in Dollars

	Revenue per Pound[1]	*Less*	Cost per Pound[1]	*Equals*	Operating Leverage[1]
F1Q25	$1.41	*Less*	$1.24	*Equals*	$0.17
F1Q26	$1.37	*Less*	$1.22	*Equals*	$0.15

- Adjusted operating expenses[1] declined $10M or 2% on cost of service and SG&A improvements from our strategic business transformation
- Cost per pound[1] improvement of $0.02 per pound on flat volume over prior year
- Operating leverage[1] decline of $0.02 per pound on lower revenue per pound[1] of $0.04 per pound offset by a $0.02 per pound improvement in cost per pound[1]
- Each penny of operating leverage[1] equates to approximately $5 million of Adjusted EBITDA[1] on our current volume and product mix levels vestis

1) See Appendix for non-GAAP financial measure reconciliations and information regarding operational metrics definitions and calculations
2) When measured as pounds processed by our facilities

©2025 Vestis. All rights reserved. 8

Operating Working Capital, Cash Flow and Liquidity ©2025 Vestis. All rights reserved. 9 Operating Working Capital1,2 $s in Millions Total Liquidity – Cash & Excess Availability3 $s in Millions Free Cash Flow 1 $s in Millions 1) See Appendix for non-GAAP financial measure reconciliations and information regarding operational metrics definitions and calculations 2) Operating working capital includes accounts receivable, inventory, and accounts payable; Accounts receivable prior to F3Q24 adjusted for $233M impact of A/R facility; See Appendix for calculation 3) Excess availability is defined as undrawn revolver capacity less letters of credit issued in accordance with the Company’s Credit Agreement Free Cash Flow1 of $28.3 million for F1Q26, including a $12.7 million benefit from working capital improvements largely driven by improvements in inventory and $9.4 million in capital expenditures $268$266$264 $295$295 0% 50% 100% 150% 200% 0 50 100 150 200 250 Q1-25 Q2-25 Q3-25 Q4-25 Q1-26 Operating Working Capital1,2 Operating Working Capital Return on Working Capital 294.7 294.7 294.7 264.3 266.3 268.2 275.2 $29 $31 $19 $29 $24 $30 $42 Q3-24 Q4-24 Q1-25 Q2-25 Q3-25 Q4-25 Q1-26 Excess Availability Cash on Hand $(11) $(7) $8 $16 $28 F1Q25 F2Q25 F3Q25 F4Q25 F1Q26 Without working capital benefit, Free Cash Flow1 would have been $15.6 million Free Cash Flow1 includes $14.6 million of business transformation cash, excluding which Adjusted Free Cash Flow 1 of $42.9 million reflecting cash flow generative capabilities of our business Total available liquidity of $316.7 million including $41.5 million cash and cash equivalents on hand as of January 2, 2026

1Q 2026 Strategic Business Transformation Plan Update

Operational Excellence

Improve Operating Leverage

- Operational metric improvement in on-time delivery (300bps), plant productivity (7%), and customer complaints declining (12%) versus FQ125
- Reduction in our weekly lost business average by 15% from FQ425 to FQ125
- Sequential monthly improvement in weekly average of plant costs of 4% from November to December in FQ126

Commercial Excellence

Stabilize & Grow Revenue

- Advanced critical decision support tools needed to execute our strategy and improve revenue quality
- Laying the foundation for stronger commercial engagement, a more favorable product mix, strategic pricing model, and better penetration
- Approach brings discipline to growing *value for Vestis*

Asset & Network Optimization

Align Footprint For Growth

- Undertook market studies and analyzed key inputs for optimization of our network leading to "network of the future"
- Aligning our footprint, capacity, and cost to serve where we see opportunities to grow profitably and serve customers reliably
- Actively marketing non-core properties for sale and will use proceeds to repay debt

Annual expected cost savings of at least $75 million by end of FY 2026 vestis

©2025 Vestis. All rights reserved. 10

Q&A

Appendix

Non-GAAP Measures ©2025 Vestis. All rights reserved. 13 Vestis reports its financial results in accordance with U.S. GAAP, but in this presentation and the non-GAAP reconciliations that follow, Vestis also uses the following non-GAAP measures: Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted Basic EPS, Adjusted Diluted EPS, Free Cash Flow, Adjusted Free Cash Flow, Operating Working Capital, Net Debt, Net Leverage Ratio, Operating Leverage, Trailing Twelve Months Covenant Adjusted EBITDA, Return on Working Capital, Adjusted Operating Expenses, Cost per Pound and Operating Leverage. Vestis believes that non-GAAP financial measures, when considered together with the corresponding U.S. GAAP financial measure, provide useful supplemental information to investors. Certain adjustment-based measures exclude items that management believes may not be indicative of or are unrelated to Vestis’ core operating results. Vestis uses these non-GAAP financial measures with U.S. GAAP financial measures and other operating data to assist in the evaluation of its operating performance. Vestis believes that presentation of these measures also helps investors because the measures enable better comparisons of Vestis’ historical results and allow investors to evaluate Vestis’ performance based on the same metrics that Vestis uses to evaluate its performance and trends in its results. However, these measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Vestis’ results as reported under U.S. GAAP. Specifically, you should not consider these measures as alternatives to revenue, operating income, operating expenses, net income (Loss), net income margin or net cash provided by operating activities determined in accordance with U.S. GAAP. These non-GAAP financial measures also should not be considered as measures of cash available to Vestis to invest in the growth of Vestis’ business or cash that will be available to Vestis to meet its obligations. Non-GAAP financial measures as presented by Vestis may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations. Reconciliations of non-GAAP financial measures to the most directly comparable U.S.GAAP measures are provided in the tables at the end of this presentation. Adjusted EBITDA Adjusted EBITDA represents net income adjusted for provision for income taxes; interest expense, net; and depreciation and amortization (EBITDA), further adjusted for share-based compensation expense; severance; business transformation costs; separation related charges; securitization fees; loss (gain) on sale of equity investments; third party debt amendment fees; legal reserves and settlements; gains, losses, and other items impacting comparability. Adjusted EBITDA is presented to provide a more meaningful comparison of Vestis’ operating performance by excluding items that management believes are not reflective of ongoing operations or that may obscure trends in the underlying business. Similar adjustments have been recorded in Adjusted EBITDA for earlier periods, and Vestis may record similar types of adjustments in future periods. Adjusted EBITDA Margin Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of Revenue. Adjusted Net Income (Loss), Adjusted Basic EPS and Adjusted Diluted EPS Adjusted Net Income (Loss) represents net income (loss) adjusted to exclude items not considered indicative of Vestis’ core ongoing operations, including amortization expense, share-based compensation, severance charges, business transformation costs, separation-related charges, loss (gain) on sale of equity investments; third party debt amendment fees; legal reserves and settlements; gains, losses, and other items impacting comparability. Management believes this measure provides useful supplemental information by facilitating period-over-period comparisons of performance on a consistent basis. Adjusted Basic EPS and Adjusted Diluted EPS represent Adjusted Net Income (Loss) divided by the weighted-average number of basic and diluted shares outstanding, respectively. Free Cash Flow and Adjusted Free Cash Flow Free Cash Flow represents net cash provided by operating activities adjusted for purchases of property and equipment and other items. Free Cash Flow is presented because it reflects the cash generated from operations after capital expenditures necessary to maintain and improve operations. Free cash flow does not represent the residual cash flow available for discretionary expenditures, as there may be other nondiscretionary cash requirements not reflected in this measure. Adjusted Free Cash Flow represents Free Cash Flow adjusted for cash paid for strategic business transformation initiatives, including transformation-related severance and third-party advisory fees.

©2025 Vestis. All rights reserved. 14 Non-GAAP Measures, continued Net Leverage Ratio, Net Debt, Covenant Adjusted EBITDA and Trailing Twelve Months Covenant Adjusted EBITDA Net Leverage Ratio is defined in Vestis’ credit agreement and is calculated as consolidated total indebtedness in excess of unrestricted cash (referred to herein as “Net Debt”), divided by the Trailing Twelve Months Covenant Adjusted EBITDA. Net Debt represents total principal debt outstanding, letters of credit outstanding, and finance lease obligations, less cash and cash equivalents. Covenant Adjusted EBITDA represents Adjusted EBITDA, as further modified by certain items specifically permitted under the credit agreement to assess compliance with its financial covenants. Trailing Twelve Months Covenant Adjusted EBITDA represents Covenant Adjusted EBITDA for the preceding four fiscal quarters. Vestis believes that Net Leverage Ratio and its components are useful to investors because they are indicators of Vestis’ ability to meet its future financial obligations and are measures that are frequently used by investors and creditors. Operating Working Capital Operating working capital includes accounts receivable, inventory, and accounts payable. Return on Working Capital Return on working capital is calculated by dividing trailing twelve months Adjusted EBITDA with operating working capital. Cost per Pound Cost per Pound represents the cost incurred to process laundry on a per-unit basis and is calculated as Adjusted Operating Expenses, as defined below, divided by the total pounds of laundry processed during the period. Management uses Cost per Pound to assess operating efficiency by evaluating how effectively resources are utilized relative to processing volume. Adjusted Operating Expenses Adjusted Operating Expenses represent operating expenses as reported under U.S. GAAP, adjusted to exclude depreciation and amortization, share-based compensation expense, severance, business transformation costs, separation-related charges, legal reserves and settlements, and gains, losses, and other items that management believes are not indicative of ongoing operating performance. Operating Leverage per Pound (‘Operating Leverage”) Operating Leverage represents Revenue per Pound less Cost per Pound. Management uses this metric as a supplemental indicator of unit-level profitability trends. The metric helps Management assess operational efficiency by evaluating how effectively resources are used relative to volume handled. Forward Looking Non-GAAP Information This presentation also includes certain non-GAAP financial information that is forward-looking in nature, including our expected 2026 Adjusted EBITDA and Free Cash Flow. Vestis believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require Vestis to predict the timing and likelihood of among other things future acquisitions and divestitures, restructurings, asset impairments, other charges and other factors not within Vestis’ control. Neither these forward-looking measures, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP measures are not provided. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

©2025 Vestis. All rights reserved. 15 Other Operational Metrics Business Retention We calculate retention by annualizing the average weekly revenue attributed to lost customers identification numbers for the trailing 52 weeks and dividing it by the recurring rental revenue for the same period. We calculate recurring rental revenue as base rental revenue for uniforms and workplace supplies, including service charges and the impacts of rebates and other discounts, plus recurring loss and ruin and auxiliary charges such as emblems and embroidery in addition to select consumables we determine to be recurring in nature. Our calculations are approximate and may in some cases rely on estimates which may differ from period to period. Revenue per Pound Revenue per pound represents consolidated total revenue as reported in accordance with U.S. GAAP divided by total pounds of laundry processed for the period. Revenue per Pound uses GAAP revenue and does not reflect any adjustments. Management believes this metric provides useful insight into pricing and product mix relative to processing volume. The most directly comparable GAAP measure is consolidated revenue. Pounds Processed Pounds of laundry processed represents an operational measure derived from internal systems and management estimates and may involve judgement in its determination. Management believes the methodology used is reasonable and applied consistently from period to period. .

Non-GAAP Reconciliations / Adjusted EBITDA

Individual Fiscal Quarters Referenced

($ in Thousands)

	January 2, 2026	October 3, 2025	June 27, 2025	March 28, 2025	December 27, 2024
Net Income (Loss)	$ (6,391)	$ (12,549)	$ (676)	$ (27,830)	$ 832
Adjustments:					
Depreciation and Amortization	34,341	35,343	34,856	35,882	36,936
Provision (Benefit) for Income Taxes	(2,168)	1,644	(73)	(6,362)	708
Interest Expense	22,191	24,343	22,495	22,329	23,097
Share-Based Compensation	2,343	556	(2,148)	7,977	5,180
Severance [1]	5,452	6,309	376	7,558	4,393
Transformation Costs	7,811	—	—	—	—
Separation Related Charges [2]	1,364	3,309	1,986	3,665	4,619
Securitization Fees	2,960	3,495	3,230	3,297	3,532
Loss (Gain) on Sale of Equity Investment	—	709	—	—	2,150
Third Party Debt Amendment Fees	—	—	1,311	219	—
Legal Reserves and Settlements	2,413	(668)	1,182	1,162	1,357
Gains, Losses and Other[3]	66	2,165	1,468	(279)	(1,603)
Adjusted EBITDA (Non-GAAP)	70,382	64,656	64,007	47,618	81,201
Covenant Related Adjustments[4]	—	3,600	1,800	15,000	—
Covenant Adjusted EBITDA (Non-GAAP)	$ 70,382	$ 68,256	$ 65,807	$ 62,618	$ 81,201
Net Income (Loss) Margin					
Revenue	$ 663,388	$ 712,011	$ 673,799	$ 665,249	$ 683,780
Net Income (Loss)	(6,391)	(12,549)	(676)	(27,830)	832
Net Income (Loss) Margin	(1.0)%	(1.8)%	(0.1)%	(4.2)%	0.1%
Adjusted EBITDA Margins					
Revenue	$ 663,388	$ 712,011	$ 673,799	$ 665,249	$ 683,780
Adjusted EBITDA (Non-GAAP)	70,382	64,656	64,007	47,618	81,201
Adjusted EBITDA (Non-GAAP) Margin	10.6%	9.1%	9.5%	7.2%	11.9%
Revenue	$ 663,388	$ 712,011	$ 673,799	$ 665,249	$ 683,780
Covenant Adjusted EBITDA (Non-GAAP)	70,382	68,256	65,807	62,618	81,201
Covenant Adjusted EBITDA (Non-GAAP) Margin	10.6%	9.6%	9.8%	9.4%	11.9%

1) Please refer to Note 2. Transformation, Restructuring and Severance in the Company's form 10-Q for the quarter ended January 2, 2026
2) Separation Related Charges include third-party expenses incurred in connection with the Company's separation from Aramark on September 30, 2023, and the establishment of stand-alone public company operations. These costs primarily consist of rebranding initiatives, development of stand-alone technology infrastructure, and professional services.
3) Other includes certain costs or income items that are not individually material and do not relate to core business activities.
4) Includes a $15 million bad debt expense adjustment to EBITDA in the fiscal quarter ended March 28, 2025, an adjustment of $1.8 million for the quarter ended June 27, 2025 related to a write-off of merchandise-in service and a $3.6 million environmental reserve adjustment for the quarter ended October 3, 2025. These adjustments are solely for the purpose of determining compliance with the financial covenants in the Company's credit agreement.

vestis

©2025 Vestis. All rights reserved. 16

Non-GAAP Reconciliations / Adjusted Operating Expenses ©2025 Vestis. All rights reserved. 17 ($ in Thousands) 1) Please refer to Note 2. Transformation, Restructuring and Severance, in the Company’s Form 10-Q for the quarter ended January 2, 2026. 2) Separation Related Charges include third-party expenses incurred in connection with the Company’s separation from Aramark on September 30, 2023, and the establishment of stand-alone public company operations. These costs primarily consist of rebranding initiatives, development of stand-alone technology infrastructure, and professional services. 3) Other includes certain costs or income items that are not individually material and do not relate to core business activities. January 2, December 27, 2026 2024 Operating Expenses $ 646,810 $ 653,381 Depreciation and Amortization (34,341) (36,936) Share-Based Compensation (2,343) (5,180) Severance (1) (5,452) (4,393) Transformation Costs (7,811) — Separation Related Charges (2) (1,364) (4,619) Legal Reserves and Settlements (2,413) (1,357) Gains, Losses and Other (3) (66) 1,603 Adjusted Operating Expenses $ 593,020 $ 602,499 Revenue $ 663,388 $ 683,780 Adjusted Operating Expenses Margin 89.4% 88.1% Three Months Ended

Revenue per pound and Non-GAAP Reconciliation/ Cost per Pound and Operating Leverage ©2025 Vestis. All rights reserved. 18 ($ in Thousands) January 2, December 27, 2026 2024 (In thousands) Revenue $ 663,388 $ 683,780 Adjusted Operating Expenses (Non-GAAP) 593,020 602,499 Pounds Processed 485,000 486,000 Amounts per Pound (stated in Dollars) Revenue per Pound $ 1.37 $ 1.41 Cost per Pound (1) $ 1.22 $ 1.24 Operating Leverage (2) $ 0.15 $ 0.17 Note: The table above presents selected GAAP amounts, non-GAAP measures, and operational metrics used by management to evaluate unit-level performance 1) Cost per pound is calculated using Non-GAAP adjusted operating expenses (see Non-GAAP explanations and reconciliations earlier in this presentation) 2) Operating Leverage represents Revenue per Pound less Cost per Pound and is not a U.S. GAAP profitability measure Three Months Ended

Operational Metrics / Product Dollar Mix ©2025 Vestis. All rights reserved. 19 ($ in Thousands) Revenue Mix % Revenue Mix % Change in Mix United States: Δ in Mix Uniforms $ 227,661 38% $ 245,778 40% (2)% Workplace Supplies 375,240 62% 375,938 60% 2% Total United States 602,901 100% 621,716 100% Canada: Δ in Mix Uniforms $ 22,158 37% $ 23,197 37% 0% Workplace Supplies 38,329 63% 38,867 63% 0% Total Canada 60,487 100% 62,064 100% Total Revenue: Δ in Mix Uniforms $ 249,819 38% $ 268,975 39% (1)% Workplace Supplies $ 413,569 62% $ 414,805 61% 1% Total $ 663,388 100% $ 683,780 100% Three months ended January 2, 2026 December 27, 2024

Non-GAAP Reconciliations / Free Cash Flow ©2025 Vestis. All rights reserved. 20 ($ in Millions) 1) Cash interest on bank debt plus A/R facility fees Individual Fiscal Quarters Referenced 2) Operating working capital includes accounts receivable, inventory, and accounts payable F1Q25 F2Q25 F3Q25 F4Q25 F1Q26 Adj EBITDA $81.2 $47.6 $64.0 $64.7 $70.4 Cash interest (1) (26.6) (23.7) (24.1) (28.9) (23.0) Cash tax (5.6) (0.7) (14.4) (5.7) (4.4) Impacts from operating working capital (2) (14.5) (12.3) 4.9 21.9 12.7 Other (30.7) (4.3) (7.5) (21.0) (18.0) Operating Cash Flow $3.8 $6.6 $22.9 $31.0 $37.7 Capital expenditures (14.7) (13.5) (14.9) (15.4) (9.4) Free Cash Flow $(10.9) $(6.9) $8.0 $15.6 $28.3 Impacts from operating working capital (2) 14.5 12.3 (4.9) (21.9) (12.7) Free Cash Flow excluding the impacts of working capital $3.6 $5.4 $3.1 $(6.3) $15.6

Non-GAAP Reconciliations / Adjusted Free Cash Flow ©2025 Vestis. All rights reserved. 21 ($ in Thousands) Individual Fiscal Quarters Referenced January 2, 2026 December 27, 2024 Net Cash Provided by Operating Activities $ 37,687 $ 3,780 Purchases of Property and Equipment and Other $ (9,386) $ (14,732) Free Cash Flow (Non-GAAP) $ 28,301 $ (10,952) Cash paid for Transformation Costs 8,996 — Cash paid for Severance 5,626 — Adjusted Free Cash Flow (Non-GAAP) $ 42,923 $ (10,952) Three months ended

Non-GAAP Reconciliations / Operating Working Capital1 and Return on Working Capital2 Individual Fiscal Quarters Referenced ©2025 Vestis. All rights reserved. 22 ($ in Millions) 1) Operating working capital includes accounts receivable, inventory, and accounts payable 2) Return on working capital is calculated by dividing trailing twelve months Adjusted EBITDA with operating working capital F1Q25 F2Q25 F3Q25 F4Q25 F1Q26 Accounts Receivable 187.2 162.4 175.8 162.3 153.0 Inventory 170.0 199.7 187.0 179.0 169.1 Accounts Payable 164.9 150.8 156.7 158.4 147.9 Operating Working Capital(1) $ 192.3 $ 211.3 $ 206.1 $ 182.9 $ 174.2 Trailing Twelve Months Adjusted EBITDA $ 335.7 $ 296.1 $ 273.2 $ 257.4 246.6 Return on Working Capital(2) 174.6% 140.1% 132.6% 140.7% 141.6%

Operational Metrics/Total Liquidity ©2025 Vestis. All rights reserved. 23 ($ in Millions) 1) Excess availability is defined as undrawn revolver capacity less letters of credit issued in accordance with the Company’s Credit Agreement.

Non-GAAP Reconciliation / Adjusted EPS ©2025 Vestis. All rights reserved. 24 1) Other includes certain costs or income items that are not individually material and do not relate to core business activities (in thousands, except per share amounts) January 2, December 27, 2026 2024 Net Income (Loss) $ (6,391) $ 832 Adjustments: Amortization expense 6,693 6,766 Share-Based Compensation 2,343 5,180 Severance 5,452 4,393 Transformation Costs 7,811 0 Separation Related Charges 1,364 4,619 Legal Reserves and Settlements 2,413 1,357 Gains, Losses and Other (1) 66 (1,603) Loss on Sale of Equity Investment 0 2,150 Tax Impact of Reconciling Items Above (6,622) (5,545) Adjusted Net Income (Loss) (Non-GAAP) $ 13,129 $ 18,149 Basic weighted-average shares outstanding 131,904 131,590 Diluted weighted-average shares outstanding 132,678 132,115 Basic (Loss) Earnings Per Share $ (0.05) $ 0.01 Diluted (Loss) Earnings Per Share $ (0.05) $ 0.01 Adjusted Basic (Loss) Earnings Per Share $ 0.10 $ 0.14 Adjusted Diluted (Loss) Earnings Per Share $ 0.10 $ 0.14 Consolidated Three Months Ended

©2025 Vestis. All rights reserved.